Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2014 Results
Achieves 11.1% Revenue and 40.1% Net Income Growth; Non-GAAP Organic Revenue Growth of 6.5%
Increases Full-Year Financial Goals for Revenue and Non-GAAP Income From Operations

Charleston, S.C. (July 30, 2014) - Blackbaud, Inc. (NASDAQ:BLKB), a leading global provider of software and services for nonprofits, today announced financial results for its second quarter ended, June 30, 2014.

Second Quarter 2014 Highlights

•	Non-GAAP organic revenue growth of 6.5%

•	Total revenue growth of 11.1% to $139.4 million

•	Recurring revenue represented 72.8% of total revenue

•	Net income increased by 40.1% to $9.3 million

•	Diluted earnings per share increased by 33.3%

•	Cash flow from operations of $31.8 million

Mike Gianoni, President and CEO, commented, “Our team delivered another solid performance in the second quarter of 2014. The company maintained its acceleration of non-GAAP organic revenue growth and we are pleased that our second quarter growth was driven by all business units. Subscriptions growth continues to lead the acceleration, achieving nearly 14% non-GAAP organic growth and 25% GAAP growth this quarter. ”

“The company is well-aligned to execute on our four primary priorities in the back half of 2014: accelerating organic growth, optimizing our product portfolio, increasing recurring revenue and increasing operating efficiencies, and we expect to continue to heighten our focus on operational excellence. Our second quarter and year-to-date results were strong, we believe our momentum is building, and we remain highly-focused on solid execution and increasing value for our shareholders. We are also pleased to now include the WhippleHill cloud-based solutions for our K12 marketplace clients. This represents a market expansion opportunity for us to increase revenue and reach in this important sector of our business,” concluded Mr. Gianoni.

Second Quarter 2014 GAAP Financial Results

Blackbaud generated total revenue of $139.4 million for the second quarter of 2014, an increase of 11.1% compared to $125.5 million for the second quarter of 2013. Income from operations and net income were $16.0 million and $9.3 million, respectively, compared to $14.3 million and $6.6 million, respectively, for the second quarter of 2013. Diluted earnings per share was $0.20 for the second quarter of 2014, compared to $0.15 in the same period last year.

Second Quarter 2014 Non-GAAP Financial Results

Blackbaud achieved non-GAAP organic revenue growth of 6.5%, which includes $5.1 million of incremental revenue in the second quarter of 2013 as if the company had applied gross revenue accounting for our payments solutions in 2013 on a basis consistent with the current period and excludes incremental acquisition-related revenue. Non-GAAP income from operations was $27.0 million for the second quarter of 2014, up from $26.4 million in the same period last year. Non-GAAP net income was $15.8 million for the second quarter of 2014, up from $15.0 million in the same period last year. Non-GAAP diluted earnings per share was $0.35 for the second quarter of 2014, up from $0.33 in the same period last year. An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”

Tony Boor, Senior Vice President and CFO, commented, “Our second quarter and year-to-date performance is a reflection of the investments we have made in areas targeted to accelerate growth, increase total recurring revenue, and continue to increase our operational efficiencies. In the second quarter, we continued to make our previously-announced 2014 investments; which impacted our operating margin when compared to the same period last year, and are designed to drive significant returns to our shareholders in the future. With a strong balance sheet and cash flows, we believe the company is positioned with the systems and financial flexibility to drive sustainable increased growth over the long-term.”

Full-Year Financial Goals Update

Blackbaud announced today that it is increasing its 2014 full-year financial goal for revenue to a range from $545.0 million to $560.0 million with a midpoint of $552.5 million and for non-GAAP income from operations to a range from $94.0 million to $100.0 million with a midpoint of $97.0 million. The updated range midpoints for revenue and non-GAAP income from operations represent increases of $10.0 million and $2.0 million, respectively, from previously provided 2014 full-year goals. The increases were a result of the company's better than originally expected second quarter and year to date financial performance which is expected to continue for the remainder of 2014 and as a result of modest incremental revenue expected from the acquisition of WhippleHill.

Balance Sheet and Cash Flow

The company ended the second quarter with $24.8 million in cash, compared to $32.6 million on March 31, 2014. The company generated $31.8 million in cash flow from operations during the second quarter, used net cash of $32.6 million for the acquisition of WhippleHill Communications, Inc. (“WhippleHill”), and returned $5.5 million to stockholders by way of dividend. Additional details related to the acquisition of WhippleHill can be found in the company's filings with the SEC at www.sec.gov and on the company’s website at www.blackbaud.com/investorrelations.

Dividend

Blackbaud announced today that its Board of Directors has approved a third quarter 2014 dividend of $0.12 per share payable on September 15, 2014 to stockholders of record on August 28, 2014.

Conference Call Details

Blackbaud will host a conference call tomorrow, July 31, 2014, at 8:00 a.m. (Eastern Time) to discuss the company's financial results, operations and related matters. To access this call, dial 1-888-490-2760 (domestic) or 1-719-785-1756 (international) and enter passcode 539156. To access a replay of this conference call, which will be available through August 14, 2014, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), and enter passcode 1778181. A live webcast of this conference call will be available on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations and a replay will be archived on the website as well.

Investors and others should note that we announce material financial information to our investors using our website, www.blackbaud.com, SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with our customers and public about our company, our services and other issues. It is possible that the information we post on social media could be deemed material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed on the “Investor Relations” page of the company’s website at www.blackbaud.com/investorrelations.
About Blackbaud
Serving the nonprofit and education sectors for more than 30 years, Blackbaud (NASDAQ:BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 30,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, private K12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), financial management, payment solutions, analytics, education solutions and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: estimates for achievement of 2014 full-year financial goals; expectations for continued performance in 2014 that is better than originally expected; expectations for incremental revenue from the acquisition of

WhippleHill; the primary priorities for the back half of 2014 including accelerating organic growth, optimizing the product portfolio, increasing recurring revenue and increasing operating efficiencies; the expectation of a heightened focus on operational excellence; the building of momentum in our financial results; market expansion opportunities; and investments in 2014. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP organic revenue growth, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Non-GAAP financial measures discussed above exclude items such as write-downs of acquisition-related deferred revenue, stock-based compensation expense, amortization of intangibles arising from business combinations, impairment of capitalized software development costs due to a business combination, acquisition-related integration costs, acquisition-related expenses, CEO transition costs, restructuring costs and loss on debt extinguishment and termination of derivative instruments, because they are not directly related to our performance in any particular period, but are for our long-term benefit over multiple periods. In addition, we discuss non-GAAP revenue, which presents prior period revenue on a basis consistent with the current period by reflecting certain revenue in the 2013 period on a gross basis rather than a net basis. We believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investors are also encouraged to refer to previously released financial information on the “Investor Relations” page of our website at www.blackbaud.com/investorrelations for analysis of Blackbaud’s historical financial statements for the four quarters and year ended December 31, 2013 that is intended to assist with the evaluation of the company and its performance in light of the change in presentation of our payments solutions from a net to gross basis. That financial information includes non-GAAP operating results as if the previously disclosed change in presentation effective October 1, 2013 had instead occurred on January 1, 2013, which provides the 2013 period base revenue used in calculating non-GAAP organic revenue growth. That financial information also includes operating results as if the previously disclosed change in presentation effective October 1, 2013 had not occurred.

Investor Contact:
Robert Weiner
Blackbaud, Inc.
843-654-3138
rob.weiner@blackbaud.com

Media Contact:
Nicole McGougan
Blackbaud, Inc.
843-654-3307
nicole.mcgougan@blackbaud.com

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$24,847	$11,889
Donor restricted cash	44,339	107,362
Accounts receivable, net of allowance of $5,259 and $5,613 at June 30, 2014 and December 31, 2013, respectively	84,425	66,969
Prepaid expenses and other current assets	28,271	30,115
Deferred tax asset, current portion	10,241	13,434
Total current assets	192,123	229,769
Property and equipment, net	47,390	49,550
Goodwill	277,200	264,599
Intangible assets, net	150,877	143,441
Other assets	20,668	19,251
Total assets	$688,258	$706,610
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$8,904	$10,244
Accrued expenses and other current liabilities	45,160	40,443
Donations payable	44,339	107,362
Debt, current portion	4,375	17,158
Deferred revenue, current portion	190,228	181,475
Total current liabilities	293,006	356,682
Debt, net of current portion	167,770	135,750
Deferred tax liability	36,323	36,880
Deferred revenue, net of current portion	10,187	9,099
Other liabilities	7,994	6,655
Total liabilities	515,280	545,066
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 55,776,295 and 55,699,817 shares issued at June 30, 2014 and December 31, 2013, respectively	56	56
Additional paid-in capital	230,944	220,763
Treasury stock, at cost; 9,599,751 and 9,573,102 shares at June 30, 2014 and December 31, 2013, respectively	(184,173)	(183,288)
Accumulated other comprehensive loss	(1,297)	(1,385)
Retained earnings	127,448	125,398
Total stockholders’ equity	172,978	161,544
Total liabilities and stockholders’ equity	$688,258	$706,610

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue
License fees	$4,541	$5,990	$8,448	$8,970
Subscriptions	64,985	51,964	123,253	99,720
Services	31,795	31,368	59,925	60,206
Maintenance	36,527	34,122	72,179	68,270
Other revenue	1,540	2,024	3,205	3,925
Total revenue	139,388	125,468	267,010	241,091
Cost of revenue
Cost of license fees	497	643	1,027	1,368
Cost of subscriptions	31,749	21,605	61,873	41,988
Cost of services	25,540	26,503	51,803	51,902
Cost of maintenance	5,983	6,561	11,397	12,435
Cost of other revenue	927	1,301	1,926	2,498
Total cost of revenue	64,696	56,613	128,026	110,191
Gross profit	74,692	68,855	138,984	130,900
Operating expenses
Sales and marketing	26,433	24,423	51,549	48,815
Research and development	18,064	16,483	34,558	32,912
General and administrative	13,781	12,849	26,599	25,591
Restructuring	—	146	—	3,356
Amortization	418	636	1,005	1,314
Total operating expenses	58,696	54,537	113,711	111,988
Income from operations	15,996	14,318	25,273	18,912
Interest income	13	20	29	37
Interest expense	(1,328)	(1,497)	(2,787)	(3,191)
Loss on debt extinguishment and termination of derivative instruments	—	—	(996)	—
Other income (expense), net	225	(309)	(11)	(206)
Income before provision for income taxes	14,906	12,532	21,508	15,552
Income tax provision	5,626	5,909	8,414	6,263
Net income	$9,280	$6,623	$13,094	$9,289
Earnings per share
Basic	$0.21	$0.15	$0.29	$0.21
Diluted	$0.20	$0.15	$0.29	$0.21
Common shares and equivalents outstanding
Basic weighted average shares	45,155,955	44,538,444	45,141,878	44,506,157
Diluted weighted average shares	45,660,910	45,349,666	45,607,106	45,190,158
Dividends per share	$0.12	$0.12	$0.24	$0.24
Other comprehensive (loss) income
Foreign currency translation adjustment	(385)	(266)	170	19
Unrealized (loss) gain on derivative instruments, net of tax	(394)	429	(82)	548
Total other comprehensive (loss) income	(779)	163	88	567
Comprehensive income	$8,501	$6,786	$13,182	$9,856

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(in thousands)	2014	2013
Cash flows from operating activities
Net income	$13,094	$9,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,194	21,576
Provision for doubtful accounts and sales returns	2,966	1,246
Stock-based compensation expense	8,044	9,895
Excess tax benefits from stock-based compensation	(2,067)	—
Deferred taxes	1,757	4,933
Impairment of capitalized software development costs due to business combination	770	—
Amortization of deferred financing costs and discount	343	306
Loss on debt extinguishment and termination of derivative instruments	996	—
Other non-cash adjustments	1,488	91
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(15,096)	(11,966)
Prepaid expenses and other assets	2,941	8,319
Trade accounts payable	(1,333)	(4,586)
Accrued expenses and other liabilities	4,419	(9,731)
Donor restricted cash	62,609	41,505
Donations payable	(62,609)	(41,505)
Deferred revenue	5,588	8,100
Net cash provided by operating activities	45,104	37,472
Cash flows from investing activities
Purchase of property and equipment	(5,423)	(10,068)
Purchase of net assets of acquired companies, net of cash acquired	(32,762)	(876)
Capitalized software development costs	(3,831)	(1,643)
Net cash used in investing activities	(42,016)	(12,587)
Cash flows from financing activities
Proceeds from issuance of debt	201,000	27,900
Payments on debt	(180,002)	(47,900)
Debt issuance costs	(2,484)	—
Proceeds from exercise of stock options	107	221
Excess tax benefits from stock-based compensation	2,067	—
Dividend payments to stockholders	(11,081)	(10,959)
Net cash provided by (used in) financing activities	9,607	(30,738)
Effect of exchange rate on cash and cash equivalents	263	(338)
Net increase (decrease) in cash and cash equivalents	12,958	(6,191)
Cash and cash equivalents, beginning of period	11,889	13,491
Cash and cash equivalents, end of period	$24,847	$7,300

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue	$139,388	$125,468	$267,010	$241,091

GAAP gross profit	$74,692	$68,855	$138,984	$130,900
GAAP gross margin	54%	55%	52%	54%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	277	—	866
Add: Stock-based compensation expense	953	976	1,829	2,107
Add: Amortization of intangibles from business combinations	5,330	5,570	10,767	11,090
Add: Acquisition-related integration costs	—	259	—	599
Total Non-GAAP adjustments	6,283	7,082	12,596	14,662
Non-GAAP gross profit	$80,975	$75,937	$151,580	$145,562
Non-GAAP gross margin(1)	58%	60%	57%	60%

GAAP income from operations	$15,996	$14,318	$25,273	$18,912
GAAP operating margin	11%	11%	9%	8%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	277	—	866
Add: Stock-based compensation expense	4,330	4,717	8,044	9,895
Add: Amortization of intangibles from business combinations	5,748	6,206	11,772	12,404
Add: Impairment of capitalized software development costs due to business combination	770	—	770	—
Add: Acquisition-related integration costs	97	412	97	1,246
Add: Acquisition-related expenses	65	—	65	—
Add: CEO transition costs	—	312	870	639
Add: Restructuring costs	—	146	—	3,356
Total Non-GAAP adjustments	11,010	12,070	21,618	28,406
Non-GAAP income from operations	$27,006	$26,388	$46,891	$47,318
Non-GAAP operating margin(1)	19%	21%	18%	20%

GAAP net income	$9,280	$6,623	$13,094	$9,289

Shares used in computing GAAP diluted earnings per share	45,661	45,350	45,607	45,190
GAAP diluted earnings per share	$0.20	$0.15	$0.29	$0.21

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	11,010	12,070	21,618	28,406
Add: Loss on debt extinguishment and termination of derivative instruments	—	—	996	—
Less: Tax impact related to Non-GAAP adjustments	(4,480)	(3,684)	(8,793)	(10,880)
Non-GAAP net income	$15,810	$15,009	$26,915	$26,815

Shares used in computing Non-GAAP diluted earnings per share	45,661	45,350	45,607	45,190
Non-GAAP diluted earnings per share	$0.35	$0.33	$0.59	$0.59

Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$175	$189	$364	$415
Cost of services	582	593	1,124	1,436
Cost of maintenance	196	194	341	256
Subtotal	953	976	1,829	2,107
Operating expenses
Sales and marketing	588	545	1,059	1,243
Research and development	762	1,062	1,424	2,215
General and administrative	2,027	2,134	3,732	4,330
Subtotal	3,377	3,741	6,215	7,788
Total stock-based compensation expense	$4,330	$4,717	$8,044	$9,895

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$87	$126	$174	$247
Cost of subscriptions	4,434	4,678	8,994	9,312
Cost of services	676	633	1,332	1,266
Cost of maintenance	115	114	230	228
Cost of other revenue	18	19	37	37
Subtotal	5,330	5,570	10,767	11,090
Operating expenses	418	636	1,005	1,314
Total amortization of intangibles from business combinations	$5,748	$6,206	$11,772	$12,404

(1)
For purposes of calculating non-GAAP gross margin and non-GAAP operating margin for the three and six months ended June 30, 2013, non-GAAP revenue includes a write-down of acquisition-related deferred revenue of $277 thousand and $866 thousand, respectively.